UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008 (February 28, 2008)

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EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-32507	88-0345961
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

 (Address of Principal Executive Office) (Zip Code)

(480) 948-6581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Star Energy Corp. Transaction Background

As previously reported by EGPI Firecreek, Inc. in its Current Report on Form 8-K, dated August 9, 2007, EGPI Firecreek through its wholly owned subsidiary, Firecreek Petroleum, Inc. (collectively, the “Company”) entered into a Letter Agreement with Star Energy Corp. (“Star”) relating to the purchase and sale of all of the Company’s rights to and interest in certain projects in Ukraine (the “Agreement”). Such rights and interests in the Ukraine projects included, but were not limited to: (1) any right to acquire shares or other interests in any entities to whom licenses, permits or permissions to explore for or extract oil, natural gas or other natural resources on any territories referenced in the exhibits to the Agreement have been issued by any government authority having jurisdiction over such territories; (2) any direct right to acquire licenses, permits or permissions to explore for or extract oil, natural gas or other natural resources on any territories referenced in the exhibits to the Agreement issued or to be issued by any government authority having jurisdiction over such territories; (3) interests currently held by the Company in any joint ventures, partnerships, consortiums, or industry groups that currently have rights to any Ukraine project or any other arrangements pertaining to any Ukraine project in which the Company currently has an interest, and (4) any business opportunities related to the Projects.  Pursuant to the Agreement, the Company received 2,100,000 shares of Star’s restricted Common Stock and one hundred thousand dollars ($100,000) in cash upon execution of the Agreement.

Demand for Arbitration

On February 28, 2008, the Company received a Demand for Arbitration (the “Demand”) from Star against the Company and Double Coin Ltd. (“Double Coin”), an entity co-owned in part by Mr. Rupert Johnson, a Director of the Company.  Mr. Johnson was retained and compensated by Star as a consultant in the transaction. The Demand alleges (i) the Company and Double Coin wilfully failed to cooperate with Star in conducting its due diligence review in connection with various projects  (ii) that this failure to cooperate with its due diligence review prevented Star from acquiring any rights and interests in the projects and thus amounts to a breach of the Agreement; (iii) that the Company and Double Coin breached an implied duty of good faith and fair dealing; and (iv) that the Company and Double Coin made misrepresentations in connection with the transaction.  Star seeks (i) to have the Agreement declared null and void; (ii) the return of the shares issued to the Company (“Company Shares”); (iii) the Company to return the $100,000 cash payment (“Cash Payment”).

Although the Company is seeking to resolve this matter in an amicable fashion, the Company strongly disputes the allegations and  is prepared to vigorously defend against the claims set forth in the Demand. Further, as stated in Section 3(a) of the Agreement, the Company Shares and the Company Cash were irrevocably issued upon execution of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)

By:	/s/ Dennis R. Alexander
Dennis R. Alexander Chairman and Chief Financial Officer

Date:  March 5, 2008

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